Exhibit 4.8

TRADEMARK ASSIGNMENT

This Trademark Assignment is made and entered into as of July 20, 2012 by and between Boston Scientific Scimed, Inc. (“Assignor”) and Medifocus, Inc. (“Assignee”) (collectively referred to as the “Parties”).

WHEREAS, the Assignor is the owner of certain intellectual property rights, including the trademarks listed on Schedule 1 attached hereto and all goodwill of any business associated and connected therewith or symbolized thereby (collectively referred to herein as the “Trademarks”); and

WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor desires to sell, transfer, assign and set over unto Assignee all rights, title, and interest of the Assignor in and to the Trademarks.

NOW, THEREFORE, the Assignor does hereby sell, assign, transfer and set over unto the Assignee, its successors and assigns, the entire and exclusive right, title and interest in and to the Trademarks including all proceeds therefrom and the right to bring an action at law or in equity for any infringement, dilution or violation of any of the Trademarks occurring prior to the date hereof, and to collect all damages, settlements and proceeds relating to the Trademarks. Assignor further agrees to execute and have executed all documents, instruments and papers to perform all acts, as deemed reasonably necessary by Assignee to perfect in Assignee the foregoing rights, title and interests, including the execution of any related domestic or foreign application documents, provided that all costs and expenses associated with the recordation of assignment documents shall be born equally by Assignee and Assignor.

Notwithstanding anything to the contrary contained herein, the Trademarks shall not include any trademark application that would be deemed invalidated, canceled or abandoned due to the contribution, assignment and/or conveyance of the Trademarks hereunder, including without limitation all United States trademark applications that are based on an intent-to-use, unless and until such time that the contribution, assignment and/or conveyance will not cause the invalidation, cancellation or abandonment of such trademark application.

This Trademark Assignment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has caused this Trademark Assignment to be duly executed and delivered as of the date first written above.

ASSIGNOR:

BOSTON SCIENTIFIC SCIMED, INC.

By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Secretary

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF MIDDLESEX	)

On this 20th day of July, 2012, before me, the undersigned, a Notary Public in and for the Commonwealth of Massachusetts, duly commissioned and sworn, personally appeared Vance R. Brown, to me known to be the Vice President and Secretary of Boston Scientific Scimed, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary deed of said corporation for the uses and the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

/s/ Patricia A. Shea
(Signature of Notary)

Patricia A. Shea
(Legibly Print or Stamp Name of Notary)

Notary public in and for the Commonwealth of Massachusetts,

residing at	Shrewsbury, MA

My appointment expires	July 6, 2018

Acting in the County of:	Middlesex

[Signature Page to Patent Assignment]

ASSIGNEE:

MEDIFOCUS, INC.

By:	/s/ Augustine Y. Cheung
Augustine Y. Cheung, Ph.D.
Chief Executive Officer

[Notary block]

/s/ Patricia N. Armiger
(Signature of Notary)

Patricia N. Armiger
(Legibly Print or Stamp Name of Notary)

Notary public in and for the State of Maryland,

My appointment expires	May 1, 2014

Acting in the County of:	Anne Arundel

Trademark Assignment Signature Page

Schedule 1

Assigned US Trademarks

Registration No.: 3055964

Serial No.: 76/563,240

Full Trademark Name: PROLIEVE

Docket No.: 07-TM0226

Filing Date: 12/4/2003

Registration Date: 1/31/2006